Exhibit 99.1

NEWS RELEASE

For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
February 5, 2010

OPERATING RESULTS ANNOUNCED

BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, February 5, 2010 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and year ended December 31, 2009. NNN reported Recurring Funds From Operations (FFO) for the fourth quarter of $29.8 million or 36 cents per share compared to $32.6 million or 42 cents per share for the same period in 2008. For the year ended December 31, 2009, Recurring FFO was $129.0 million or $1.61 per share compared to $135.3 million or $1.82 per share for the prior year. Recurring FFO is FFO excluding gain and loss on sale of real estate in our Inventory Portfolio, gain on early debt extinguishment, restructuring charges, impairments, and loss on note foreclosure. NNN reported FFO available to common stockholders for the fourth quarter of $(12.4) million or (15) cents per share compared to $36.0 million or 46 cents per share for the same period in 2008. For the year ended December 31, 2009, FFO available to common stockholders was $90.1 million or $1.13 per share compared to $142.4 million or $1.91 per share for the prior year. Highlights include:

Operating Results:

•	Revenues, net earnings, Recurring FFO and FFO available to common stockholders:

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(in thousands, except per share data)
Revenues	$57,750	$57,454	$231,799	$228,136

Net earnings (loss) available to common stockholders	$(23,087)	$25,186	$48,025	$110,368
Net earnings (loss) per common share (diluted)	$(0.28)	$0.32	$0.60	$1.48

Recurring FFO available to common stockholders	$29,797	$32,565	$129,013	$135,258
Recurring FFO per common share (diluted)	$0.36	$0.42	$1.61	$1.82

FFO available to common stockholders	$(12,394)	$35,964	$90,087	$142,355
FFO per common share (diluted)	$(0.15)	$0.46	$1.13	$1.91

•	NNN paid cash dividends to its common stockholders of $0.375 per share during the quarter and $1.50 for the year ended December 31, 2009.

•	Annual dividends per share increased from $1.48 to $1.50 marking the 20th consecutive year of dividend increases - one of only 156 public companies with a dividend increase record of 20 or more years.

450 S. Orange Ave., Suite 900 | Orlando, FL 32801 (800) NNN-REIT | www.nnnreit.com

•	Investment Portfolio occupancy was 96.4% at December 31, 2009, as compared to 96.3% at September 30, 2009, and 96.7% at December 31, 2008.

Investments and Dispositions for the quarter ended December 31, 2009:

•	Investments:

•	$7.0 million in the Investment Portfolio, including acquiring three properties with an aggregate 22,000 square feet of gross leasable area

•	Dispositions:

•	Three Investment properties with an aggregate 127,000 square feet of gross leasable area, with net proceeds of $5.9 million, resulting in a gain of $759,000

•	One Inventory property with net proceeds of $597,000

Investments and Dispositions for the year ended December 31, 2009:

•	Investments:

•	$36.3 million in the Investment Portfolio, including acquiring eight properties with an aggregate 290,000 square feet of gross leasable area

•	$2.6 million of development funding in the Inventory Portfolio

•	Dispositions:

•	Nine Investment properties with an aggregate 234,000 square feet of gross leasable area, with net proceeds of $15.6 million, resulting in a gain of $2.4 million

•	Four Inventory properties with net proceeds of $6.3 million

Capital transactions for the quarter ended December 31, 2009:

•	Issued 518,569 shares of common stock generating $10,480,000 of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

Impairment charge summary for the quarter ended December 31, 2009:

During the quarter, NNN recorded charges totaling $42.2 million for impairments and losses primarily comprised of the following:

•	$33.4 million related to 24 properties, including five undeveloped TRS land parcels

•	$8.2 million of goodwill previously recognized related to California auto service business valuation/note foreclosure

•	$0.5 million related to impairment of commercial mortgage residual interests

Craig Macnab, Chief Executive Officer, commented: “NNN remains well positioned and our previously issued 2010 guidance is not impacted by the non-cash impairments taken this quarter. Our high quality net leased retail portfolio is 96.4% occupied and has remained at least 96% leased for the last seven years. Our balance sheet is extremely strong which will allow us to take advantage of acquisition opportunities as they become available. While the acquisition volume has not been robust, we are encouraged with the quality of the opportunities that we are seeing.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of December 31, 2009, the company owned 1,015 Investment Properties in 44 states with a gross leasable area of approximately 11.4 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on February 5, 2010 at 10:30 a.m. EST to review these results. The call can be accessed on National Retail Properties, Inc. web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-K with the SEC for the year ended December 31, 2009. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

For information purposes, we also provide FFO adjusted for certain non-recurring items such as gain and loss on sale of real estate in our Inventory Portfolio, gain on early debt extinguishment, restructuring charges, impairments, loss on note foreclosure and impairment charges which management defines as Recurring FFO. Although our calculation of Recurring FFO differs from FFO as defined by NAREIT and may not be comparable to that of other REITs, we believe it provides a meaningful supplemental measure of our operating performance. A reconciliation of FFO, as defined by NAREIT, to Recurring FFO is included in the financial information accompanying this release.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO, Recurring FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Income Statement Summary

Revenues:
Rental and earned income	$53,518	$52,886	$214,625	$210,684
Real estate expense reimbursement from tenants	2,104	2,613	8,387	7,012
Interest and other income from real estate transactions	975	970	4,535	5,804
Interest income on commercial mortgage residual interests	1,153	985	4,252	4,636

	57,750	57,454	231,799	228,136

Disposition of real estate, Inventory Portfolio:
Gross proceeds	600	—	953	4,900
Costs	(599)	—	(916)	(4,879)

Gain	1	—	37	21

Retail operations:
Revenues	8,277	—	15,595	—
Operating expenses	(7,601)	—	(15,176)	—

Net	676	—	419	—

Operating expenses:
General and administrative	5,746	6,025	21,776	24,878
Real estate	3,760	3,307	13,684	10,007
Depreciation and amortization	12,569	12,270	46,769	44,181
Impairment - real estate	27,050	—	28,114	1,234
Impairment - commercial mortgage residual interests valuation	498	—	498	758
Restructuring costs	—	—	731	—

	49,623	21,602	111,572	81,058

Other expenses (revenues):
Interest and other income	(350)	(701)	(1,375)	(3,748)
Interest expense	15,728	15,167	62,151	63,964
Loss on interest rate hedge	—	—	—	804

	15,378	14,466	60,776	61,020

Income tax benefit (expense)	(80)	1,301	1,126	7,178
Equity in earnings of unconsolidated affiliate	107	83	421	364
Loss on note receivable foreclosure/goodwill adjustment	(8,244)	—	(7,196)	—
Gain on extinguishment of debt	—	4,961	3,432	4,961

Earnings (loss) from continuing operations	(14,791)	27,731	57,690	98,582

Earnings (loss) from discontinued operations:
Real estate, Investment Portfolio	(3,565)	(568)	260	12,112
Real estate, Inventory Portfolio, net of income tax expense	(1,945)	(98)	(1,551)	9,277

Earnings (loss) including noncontrolling interests	(20,301)	27,065	56,399	119,971

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	(1,040)	(355)	(1,542)	109
Discontinued operations	(50)	172	(47)	(2,927)

	(1,090)	(183)	(1,589)	(2,818)

Net earnings (loss) attributable to National Retail Properties, Inc.	(21,391)	26,882	54,810	117,153
Series C preferred stock dividends	(1,696)	(1,696)	(6,785)	(6,785)

Net earnings (loss) available to common stockholders - basic and diluted	$(23,087)	$25,186	$48,025	$110,368

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Weighted average common shares outstanding:
Basic	81,668	77,816	79,846	74,249

Diluted	81,786	77,896	79,953	74,344

Net earnings (loss) per share available to common stockholders:
Basic:
Continuing operations	$(0.21)	$0.33	$0.62	$1.23
Discontinued operations	(0.07)	(0.01)	(0.02)	0.25

Net earnings	$(0.28)	$0.32	$0.60	$1.48

Diluted:
Continuing operations	$(0.21)	$0.33	$0.61	$1.23
Discontinued operations	(0.07)	(0.01)	(0.01)	0.25

Net earnings	$(0.28)	$0.32	$0.60	$1.48

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Reconciliation of net earnings (loss) available to common stockholders to FFO available to common stockholders:
Net earnings (loss) available to common stockholders	$(23,087)	$25,186	$48,025	$110,368
Real estate depreciation and amortization:
Continuing operations	11,350	11,330	43,067	40,850
Discontinued operations	58	154	1,209	940
Joint venture real estate depreciation	44	44	178	177
Gain on disposition of real estate - Investment Portfolio	(759)	(750)	(2,392)	(9,980)

FFO available to common stockholders - basic and diluted	$(12,394)	$35,964	$90,087	$142,355

FFO available to common stockholders - basic and diluted	$(12,394)	$35,964	$90,087	$142,355

Adjustments to reconcile to Recurring Funds From Operations:
Real estate related impairments and loss	42,192	1,563	42,208	6,418
Restructuring charges	—	—	731	—
Loss on derivative instrument	—	—	—	804
Gain on early debt extinguishment	—	(4,961)	(3,432)	(4,961)
Gain on disposition of real estate - Inventory Portfolio - net of noncontrolling interest	(1)	(1)	(581)	(9,358)

Recurring Funds From Operations	$29,797	$32,565	$129,013	$135,258

Supplemental Information:

Selected Non-Cash Income Statement Items:

Straight-line accrued rent	$(715)	$(107)	$(2,243)	$(1,085)
Net capital lease rent adjustment	360	305	1,378	1,204
Above (below) market rent amortization	(93)	(64)	(1,074)	(611)
Stock based compensation expense	1,020	911	4,172	3,299
Capitalized interest expense	(163)	(605)	(1,243)	(2,013)
Convertible debt interest expense	1,476	1,508	5,809	5,481
Impairment - real estate	33,450	1,563	34,514	5,660
Impairment - mortgage residual interests	498	—	498	758
Loss on note receivable foreclosure/goodwill adjustment	8,244	—	7,196	—

Total	$44,077	$3,511	$49,007	$12,693

Other Information:

Percentage rent	$757	$705	$1,340	$1,268

Net Inventory Portfolio gain on disposition (TRS)	$1	$1	$581	$9,358

Amortization of debt costs	$1,152	$860	$3,408	$3,024

Scheduled debt principal amortization (excluding maturities)	$258	$308	$1,000	$1,190

Non-real estate depreciation expense	$74	$79	$301	$279

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: The company has classified its investment assets sold and leasehold interests expired as discontinued operations. In addition, the company has classified any investment asset or revenue generating inventory asset that was held for sale at December 31, 2009, as discontinued operations. The following is a summary of earnings from discontinued operations.

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Earnings (loss) from Discontinued Operations - Investment Portfolio:
Revenues:
Rental and earned income	$15	$518	$3,826	$4,638
Real estate expense reimbursement from tenants	62	61	182	176
Interest and other income from real estate transactions	115	8	121	434

	192	587	4,129	5,248

Expenses:
General and administrative	4	4	4	(74)
Real estate	148	184	742	520
Depreciation and amortization	58	154	1,209	940
Impairment - real estate	4,306	1,563	4,306	1,730

	4,516	1,905	6,261	3,116

Gain on disposition of real estate	759	750	2,392	9,980

Earnings (loss) from discontinued operations attributable to National Retail Properties, Inc.	$(3,565)	$(568)	$260	$12,112

Earnings (loss) from Discontinued Operations - Inventory Portfolio:
Revenues:
Rental income	$1,219	$1,528	$4,975	$8,785
Real estate expense reimbursement from tenants	206	17	1,513	867
Interest and other income from real estate transactions	37	28	141	568

	1,462	1,573	6,629	10,220

Disposition of real estate:
Gross proceeds	—	615	5,402	151,713
Costs	—	(614)	(4,844)	(139,069)

Gain	—	1	558	12,644

Expenses:
General and administrative	30	(40)	116	22
Real estate	232	227	2,169	1,468
Depreciation and amortization	64	61	323	226
Impairment - real estate	2,094	—	2,094	2,696
Interest	984	1,378	3,790	5,290

	3,404	1,626	8,492	9,702

Income tax expense	3	46	246	3,885

Earnings (loss) from discontinued operations including noncontrolling interests	(1,945)	(98)	(1,551)	9,277
Loss (earnings) attributable to noncontrolling interests	(50)	172	(47)	(2,927)

Earnings (loss) from discontinued operations attributable to National Retail Properties, Inc.	$(1,995)	$74	$(1,598)	$6,350

National Retail Properties, Inc.

(in thousands)

(unaudited)

	Quarter Ended December 31,				Year Ended December 31,
	2009		2008		2009		2008
	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain
Real Estate Disposition Summary:

Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	1	$1	—	$—	2	$37	1	$21
Discontinued operations:
Investment Portfolio	3	759	2	750	9	2,392	19	9,980
Inventory Portfolio	—	—	1	1	2	558	24	12,644
Noncontrolling interest, Inventory Portfolio	—	—	—	—	—	(14)	—	(3,307)

	4	$760	3	$751	13	$2,973	44	$19,338

Reconciliation of gain on disposition by type:
Inventory Portfolio:
Development	1	$1	1	$1	3	$583	6	$8,058
Exchange	—	—	—	—	1	12	19	4,607
Noncontrolling interest, Development	—	—	—	—	—	(14)	—	(3,307)

Total Inventory gain (TRS)	1	1	1	1	4	581	25	9,358

Investment Portfolio	3	759	2	750	9	2,392	19	9,980

	4	$760	3	$751	13	$2,973	44	$19,338

National Retail Properties, Inc.

(in thousands)

(unaudited)

	December 31, 2009	December 31, 2008
Balance Sheet Summary

Assets:
Cash and cash equivalents	$15,225	$2,626
Receivables, net of allowance	1,946	3,612
Investment in unconsolidated affiliate	4,703	4,927
Mortgages, notes and accrued interest receivable	41,976	60,472
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	2,329,827	2,373,878
Accounted for using the direct financing method	31,317	31,240
Real estate, Inventory Portfolio, held for sale	72,423	85,122
Commercial mortgage residual interests	20,153	22,000
Accrued rental income, net of allowance	25,745	23,972
Other assets	47,647	41,622

Total assets	$2,590,962	$2,649,471

Liabilities:
Line of credit payable	$—	$26,500
Mortgages payable	25,290	26,290
Notes payable - convertible	343,380	356,122
Notes payable, net of unamortized discount	618,676	618,479
Other liabilities	36,754	53,134

Total liabilities	1,024,100	1,080,525

Stockholders’ equity of National Retail Properties, Inc.	1,564,240	1,566,860
Noncontrolling interests	2,622	2,086

Total equity	1,566,862	1,568,946

Total liabilities and equity	$2,590,962	$2,649,471

Common shares outstanding	82,428	78,340

Gross leasable area, Investment Portfolio (square feet)	11,373	11,251

Orange Avenue Mortgage Investments, Inc.

(in thousands)

(unaudited)

In May 2005, the company acquired a 78.9 percent equity investment of OAMI for $9.4 million. The company’s 78.9 percent share of OAMI’s net cash flow has totaled over $28.9 million since May 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

	December 31, 2009	December 31, 2008

Assets:
Cash and cash equivalents	$1,088	$405
Receivables and other assets	43	39
Commercial mortgage residual interests	20,153	22,000

	$21,284	$22,444

Liabilities:
Income tax liability	$4,732	$5,195
Other liabilities	49	49

	$4,781	$5,244

Noncontrolling interests	$1,579	$1,449

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenues:
Interest income on commercial mortgage residual interests	$1,153	$985	$4,252	$4,636
Interest and other income	—	1	45	218

	1,153	986	4,297	4,854

Expenses:
General and administrative	58	62	270	267
Amortization	—	—	—	35
Impairment - commercial mortgage residual interests valuation	498	—	498	758
Interest	—	—	—	200

	556	62	768	1,260

Income tax benefit	131	325	463	1,572

Earnings including noncontrolling interests	728	1,249	3,992	5,166
Earnings attributable to noncontrolling interests	(181)	(143)	(517)	(650)

Net earnings attributable to National Retail Properties, Inc.	$547	$1,106	$3,475	$4,516

NNN Retail Properties Fund I LLC

(in thousands)

(unaudited)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	December 31, 2009	December 31, 2008

Assets:
Cash and cash equivalents	$829	$833
Receivables	200	202
Real estate	73,279	74,463
Other assets	838	1,135

	$75,146	$76,633

Liabilities:
Notes payable	$43,600	$43,600
Other liabilities	1,427	1,677

Total liabilities	45,027	45,277

Members’ equity	30,119	31,356

Total liabilities and equity	$75,146	$76,633

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenues:
Rental income	$1,565	$1,565	$6,261	$6,192

Expenses:
General and administrative	72	142	328	347
Real estate	4	47	19	61
Depreciation and amortization	369	368	1,496	1,445
Interest	472	517	1,861	2,164

	917	1,074	3,704	4,017

Net earnings	$648	$491	$2,557	$2,175

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		As of December 31
	Line of Trade	2009 (1)	2008 (2)
1.	Convenience stores	26.7%	25.7%
2.	Restaurants - full service	9.2%	8.7%
3.	Automotive parts	6.8%	5.1%
4.	Theaters	6.3%	6.1%
5.	Automotive service	5.7%	8.9%
6.	Books	4.1%	4.0%
7.	Drug stores	4.1%	4.0%
8.	Restaurants - limited service	3.5%	3.3%
9.	Sporting goods	3.2%	3.3%
10.	Grocery	2.9%	2.6%
11.	Consumer electronics	2.7%	3.2%
12.	Office supplies	2.6%	2.5%
13.	Travel plazas	2.5%	2.4%
14.	Furniture	2.5%	2.5%
15.	Beer, wine and liquor	1.8%	1.7%
16.	Health and fitness	1.6%	0.1%
17.	General merchandise	1.3%	1.3%
18.	Auto dealerships	1.3%	1.3%
19.	Equipment rental	1.2%	1.2%
20.	Financial services	1.2%	1.2%
	Other	8.8%	10.9%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	20.1%	6.	Indiana	4.4%
2.	Florida	10.0%	7.	Pennsylvania	4.3%
3.	Illinois	7.0%	8.	Ohio	3.8%
4.	North Carolina	6.3%	9.	Tennessee	3.1%
5.	Georgia	5.5%	10.	Arizona	2.8%

(1)	Based on annual base rent of $211,993,000, which is the annualized base rent for all leases in place as of December 31, 2009.
(2)	Based on annual base rent of $219,326,000, which is the annualized base rent for all leases in place as of December 31, 2008.

National Retail Properties, Inc.

Investment Portfolio

Top Tenants

	Properties	% of Total(1)
Pantry	96	9.1%
Susser	86	8.7%
Kerasotes Theatres	16	6.3%
Road Ranger	34	4.0%
Mister Car Wash	40	3.7%
Pull-A-Part	20	3.6%
Pep Boys	16	3.1%
Best Buy	7	2.6%
Barnes & Noble	9	2.5%
Logans Roadhouse	17	2.3%
CVS	16	2.0%
OfficeMax	12	2.0%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(2)		% of Total(1)	# of Properties	Gross Leasable Area(2)
2010	2.3%	36	408,000	2016	1.7%	13	240,000
2011	2.1%	21	389,000	2017	4.3%	27	676,000
2012	3.3%	34	484,000	2018	2.9%	24	345,000
2013	4.7%	39	849,000	2019	4.3%	42	632,000
2014	5.0%	44	622,000	2020	3.0%	40	336,000
2015	3.1%	22	539,000	Thereafter	63.3%	636	4,988,000

(1)	Based on annual base rent of $211,993,000, which is the annualized base rent for all leases in place as of December 31, 2009.
(2)	Square feet.